                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------


                                                               For the Three Months Ended
                                                                     March 31, 1996
                                                                   ------------------
Earnings before income taxes and cumulative
  effect of accounting changes                                          $ 2,652

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                               (34)
Dividends from less than 50% owned
   affiliates                                                                42
Fixed charges                                                               362
Interest capitalized, net of amortization                                     5
                                                                        -------
Earnings available for fixed charges                                    $ 3,027
                                                                        =======

Fixed charges:
Interest incurred:
   Consumer products                                                    $   305
   Financial services and real estate                                        24
                                                                        -------
                                                                            329

Portion of rent expense deemed to represent
   interest factor                                                           33
                                                                        -------
Fixed charges                                                           $   362
                                                                        =======

Ratio of earnings to fixed charges                                          8.4
                                                                        =======

                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------


                                                         Years Ended December 31,
                                 -------------------------------------------------------------------------
                                   1995            1994            1993             1992            1991
                                 --------         -------         -------         --------         -------
Earnings before
   income taxes and
   cumulative effect
   of accounting changes         $  9,347         $ 8,216         $ 6,196         $  8,608         $ 6,971

Add (Deduct):
Equity in net earnings of
   less than 50% owned
   affiliates                        (246)           (184)           (164)            (107)            (95)
Dividends from less than
   50% owned affiliates               202             165             151              125              72
Fixed charges                       1,495           1,537           1,716            1,736           1,899
Interest capitalized, net
   of amortization                      2              (1)            (13)              (3)            (11)
                                 --------         -------         -------         --------         -------
Earnings available for
   fixed charges                 $ 10,800         $ 9,733         $ 7,886         $ 10,359         $ 8,836
                                 ========         =======         =======         ========         =======

Fixed charges:
Interest incurred:
   Consumer products             $  1,281         $ 1,317         $ 1,502         $  1,525         $ 1,711
   Financial services and
     real estate                       84              78              87               95              83
                                 --------         -------         -------         --------         -------

                                    1,365           1,395           1,589            1,620           1,794
Portion of rent expense
   deemed to represent
   interest factor                    130             142             127              116             105
                                 --------         -------         -------         --------         -------

Fixed charges                    $  1,495         $ 1,537         $ 1,716         $  1,736         $ 1,899
                                 ========         =======         =======         ========         =======
Ratio of earnings to
   fixed charges                      7.2             6.3             4.6              6.0             4.7
                                 ========         =======         =======         ========         =======